UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 14, 2026	(May 11, 2026)
Date of Report (Date of earliest event reported)

GREIF, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-00566	31-4388903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 Winter Road, Delaware Ohio	43015
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (740) 549-6000
Former name, former address and former fiscal year, if changed since last report: Not Applicable

    Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock	GEF	New York Stock Exchange
Class B Common Stock	GEF-B	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant's Business and Operations
Item 1.01.    Entry into a Material Definitive Agreement
Amended and Restated Transfer and Administration Agreement

On May 11, 2026, certain U.S. subsidiaries of Greif, Inc. (the “Company”) amended and restated the existing receivables financing facility (the “Receivables Facility”). Greif Receivables Funding LLC (“Greif Funding”), Greif Packaging LLC (“Greif Packaging”), for itself and as servicer, and certain other U.S. subsidiaries of the Company entered into a Fourth Amended and Restated Transfer and Administration Agreement, dated as of May 11, 2026 (the “Fourth Amended TAA”), with PNC Bank, National Association (“PNC”), as the agent, managing agent, administrator and committed investor, and various investor groups, managing agents, and administrators, from time to time parties thereto. The Fourth Amended TAA replaced in its entirety the Existing TAA (as defined below in Item 1.02 to this Current Report on Form 8-K), which provided for a $275 million Receivables Facility. The Fourth Amended TAA will provide for a $200 million Receivables Facility.

Greif Funding is a direct subsidiary of Greif Packaging and is included in the Company’s consolidated financial statements. However, because Greif Funding is a separate and distinct legal entity from the Company, the assets of Greif Funding are not available to satisfy the liabilities and obligations of the Company, Greif Packaging or other subsidiaries of the Company, and the liabilities of Greif Funding are not the liabilities or obligations of the Company or its other subsidiaries.

The Fourth Amended TAA provides for the ongoing purchase by PNC of receivables from Greif Funding, which Greif Funding will have purchased from Greif Packaging and certain other U.S. subsidiaries of the Company as the originators under the Fourth Amended and Restated Sale Agreement, dated as of May 11, 2026 (the “Fourth Amended Sale Agreement”). Greif Packaging will service and collect on behalf of Greif Funding those receivables sold to Greif Funding under the Fourth Amended Sale Agreement. The commitment termination date of the Receivables Facility is May 11, 2027, subject to earlier termination as provided in the Fourth Amended TAA (including acceleration upon an event of default as provided therein), or such later date to which the purchase commitment may be extended by agreement of the parties. In addition, Greif Funding may terminate the Receivables Facility at any time upon five days’ prior written notice. The Company has guaranteed the performance by Greif Funding, Greif Packaging and its other participating subsidiaries of their respective obligations under the Fourth Amended TAA, the Fourth Amended Sale Agreement and related agreements thereto, but has not guaranteed the collectability of the receivables thereunder. A significant portion of the proceeds from the Receivables Facility was used to pay the obligations under the Existing TAA, as described below in Item 1.02 to this Current Report on Form 8-K. The remaining proceeds will be used to pay certain fees, costs and expenses incurred in connection with the Receivables Facility and for working capital and general corporate purposes of the Company and its subsidiaries.

The Receivables Facility is secured by certain trade accounts receivables related to the Customized Polymer Solutions, Durable Metal Solutions, Sustainable Fiber Solutions and Innovative Closure Solutions businesses of Greif Packaging and other subsidiaries of the Company in the United States and bears interest at a variable rate based on the secured overnight financing rate administered by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) or an applicable base rate, plus a margin, or a commercial paper rate, all as provided in the Fourth Amended TAA. Interest is payable on a monthly basis and the principal balance is payable upon termination of the Receivables Facility.
Item 1.02.    Termination of a Material Definitive Agreement
Greif Funding, Greif Packaging and certain other U.S. subsidiaries of the Company entered into a Third Amended and Restated Transfer and Administration Agreement dated as of September 24, 2019 (the “Existing TAA”), with Bank of America, N.A., providing for a $275 million receivables facility. On May 11, 2026, the obligations outstanding under the Existing TAA were satisfied by the assignment to and assumption of such obligations by the Receivables Facility, and the Existing TAA was terminated as of that date. See Item 1.01 to this current report on form 8-K above, for a discussion of the Receivables Facility and the Fourth Amended TAA.

The Existing TAA provided for a $275 million receivables financing facility for the Company and certain of its U.S. subsidiaries. The Existing TAA had a maturity date of May 15, 2026, but the parties terminated the Existing TAA by mutual consent on May 11, 2026. No material early termination penalty was incurred by the Company or any of its subsidiaries in connection with the termination of the Existing TAA.

Section 2 – Financial Information

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(A) Creation of a Direct Financial Obligation

The information concerning the Company’s Fourth Amended TAA is set forth in Item 10.1, which information is incorporated herein by reference.

Item 2.04.    Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

(A) Creation of a Direct Financial Obligation

The information concerning the satisfaction of the Company’s obligations under the Existing TAA is set forth in Items 10.1 and 10.2, which information is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01.    Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description
99.1	Fourth Amended and Restated Sale Agreement, dated May 11, 2026, by and among Greif Packaging LLC, American Flange & Manufacturing Co., Inc., Caraustar Mill Group, Inc., Caraustar Industrial and Consumer Products Group, Inc., Caraustar Recovered Fiber Group, Inc., The Newark Group, Inc., Caraustar Consumer Products Group, LLC, Cascade Paper Converters Co., Container Life Cycle Management LLC, Lee Container, LLC, Lee Container Iowa, LLC, and each other entity from time to time party hereto as an Originator, as Originators and Greif Receivables Funding LLC.
99.2	Fourth Amended and Restated Transfer and Administration Agreement, dated May 11, 2026, by and among Greif Receivables Funding LLC, Greif Packaging LLC, American Flange & Manufacturing Co. Inc., Caraustar Mill Group, Inc., Caraustar Industrial and Consumer Products Group, Inc., Caraustar Recovered Fiber Group, Inc., The Newark Group, Inc., Caraustar Consumer Products Group, LLC, Cascade Paper Converters Co., Container Life Cycle Management LLC, Lee Container, LLC, Lee Container Iowa, LLC, and each other entity from time to time party hereto as an Originator, as Originators, PNC Bank, National Association, and the various investor groups, managing agents and administrators from time to time parties here to.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREIF, INC.
Date: May 14, 2026	By	/s/ Lawrence A. Hilsheimer
Lawrence A. Hilsheimer, Executive Vice President and Chief Financial Officer